EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY FUNDS

Supplement dated March 17, 2014 to the

Ivy Emerging Markets Equity Fund (formerly, Ivy Pacific Opportunities Fund) Prospectus dated February 11, 2014

The following replaces the “Portfolio Manager” section on page 6:

Portfolio Managers

Frederick Jiang, Senior Vice President of IICO, has managed the Fund since February 2004, and Jonas Krumplys, Vice President of IICO, has managed the Fund since March 2014.

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The following replaces the “The Management of the Fund – Portfolio Management” section on page 14:

PORTFOLIO MANAGEMENT

Ivy Emerging Markets Equity Fund: Frederick Jiang and Jonas Krumplys are primarily responsible for the day-to-day management of Ivy Emerging Markets Equity Fund. Mr. Jiang has held his Fund responsibilities since February 2004, and had been assistant portfolio manager for the Fund since July 2003. He is Senior Vice President of IICO and Vice President of the Trust. From July 1999 to July 2003, he served as an investment analyst for IICO. Mr. Jiang holds a BA degree in Economics from the Central University of Finance and Economics, Beijing, China, and earned an MBA degree in Finance from New York University. Mr. Jiang is a Chartered Financial Analyst.

Mr. Krumplys has held his fund responsibilities for Ivy Emerging Markets Equity Fund since March 2014. He is Vice President of IICO and Vice President of the Trust. Mr. Krumplys joined IICO in November 2006 as an investment analyst. He has served as Assistant Vice President and assistant portfolio manager for other investment companies managed by IICO since April 2008. He earned a BS in architecture and an MS in chemical engineering from the University of Illinois, and holds an MBA with an emphasis in finance and marketing from the University of Chicago Graduate School of Business. Mr. Krumplys is a Chartered Financial Analyst.

Additional information regarding the portfolio managers, including information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund securities, is included in the SAI.

Other members of IICO’s investment management department provide input on market outlook, economic conditions, investment research and other considerations relating to the Fund’s investments.

IVY FUNDS

Supplement dated March 17, 2014 to the

Ivy Emerging Markets Equity Fund (formerly, Ivy Pacific Opportunities Fund)

Statement of Additional Information

dated February 11, 2014

The following expense reimbursement information is added as the last paragraph of the “Investment Advisory and Other Services – Distribution Services” section on page 55:

Through July 30, 2016, IICO, IFDI and/or WISC have contractually agreed to reimburse sufficient management fees, 12b-1 fees and/or shareholder servicing fees to cap the total annual ordinary fund operating expenses for Class A shares at 1.50% and Class B shares at 2.50%. Prior to that date, the expense limitation may not be terminated by IICO, IFDI, WISC or the Board of Trustees.

IVY FUNDS

Supplement dated January 2, 2014 to the

Ivy Funds Prospectus dated July 31, 2013

and as supplemented October 2, 2013, November 6, 2013, November 21, 2013 and November 25, 2013

The following replaces the “Portfolio Managers” section on page 18 of the Ivy Funds Prospectus for Ivy Micro Cap Growth Fund:

Portfolio Managers

The WSA Investment Team is primarily responsible for the day-to-day management of the Fund. The WSA Investment Team consists of Paul J. Ariano, Senior Vice President of WSA, Paul K. LeCoq, Senior Vice President of WSA, Luke A. Jacobson, Vice President of WSA, and Alexis C. Waadt, Vice President of WSA. They have each co-managed the Fund since its inception in February 2009, except for Mr. Jacobson who became a co-manager in January 2012 and Ms. Waadt who became a co-manager in January 2013.

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The following replaces the “Portfolio Managers” section on page 149 of the Ivy Funds Prospectus for Ivy Real Estate Securities Fund:

Portfolio Managers

Matthew K. Richmond, Vice President and Portfolio Manager of Advantus Capital, has managed the Fund since January 2014 and Lowell R. Bolken, Vice President and Portfolio Manager of Advantus Capital, has managed the Fund since April 2006.

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The following replaces the “The Management of the Funds – Portfolio Management” section for Ivy Micro Cap Growth Fund on page 203 of the Ivy Funds Prospectus:

Ivy Micro Cap Growth Fund: The WSA Investment Team is primarily responsible for the day-to-day management of Ivy Micro Cap Growth Fund. The WSA Investment Team consists of Paul J. Ariano, Paul K. LeCoq, Luke A. Jacobson and Alexis C. Waadt. They have held their responsibilities for the Fund since its inception, except for Mr. Jacobson who became a co-manager in January 2012 and Ms. Waadt who became a co-manager in January 2013. Messrs. Ariano and LeCoq each assumed their management responsibilities within the WSA Investment Team in January 2005, when they began co-managing another fund, Ivy Funds VIP Micro Cap Growth, a fund whose investment manager is WRIMCO, an affiliate of IICO. Mr. Ariano joined the firm in 1995 as an analyst and has been co-managing portfolios for the last several years. Mr. Ariano earned a BBA, Business Administration from the University of San Diego, and an MS in Finance from San Diego State University. Mr. Ariano is a CFA Charter holder. Mr. LeCoq joined the firm in 1999. He earned a BA in Economics from Pacific Lutheran University and an MBA in Finance from the University of Chicago. Mr. Jacobson assumed his management responsibilities for the Fund in January 2012. He joined the firm in 2004. Mr. Jacobson earned a BS in Finance from the University of Missouri and is a CFA Charter holder. Ms. Waadt joined the firm in February 1997. She earned a BA in Economics from the University of California, San Diego and an MBA in Finance at San Diego State University.

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The following replaces the “The Management of the Funds – Portfolio Management” section for Ivy Real Estate Securities Fund on page 204 of the Ivy Funds Prospectus:

Ivy Real Estate Securities Fund: Matthew K. Richmond and Lowell R. Bolken are primarily responsible for the day-to-day management of Ivy Real Estate Securities Fund. Messrs. Richmond and Bolken are also primarily responsible for the day-to-day management of Ivy Funds VIP Real Estate Securities, whose investment manager is WRIMCO. Mr. Richmond has held his Fund responsibilities since January 2014. He has been a Vice President and Portfolio Manager with Advantus Capital since December 2013. Most recently, Mr. Richmond served as Director of Real Estate Securities Portfolio Management for Principal Real Estate Investors, the dedicated real estate group of Principal Global Investors, a position he held since 2000. He received a BS in Finance from the University of Nebraska and an MBA in Finance from the University of Iowa.

Mr. Bolken has held his Fund responsibilities for Ivy Real Estate Securities Fund since April 2006. He has been a Portfolio Manager with Advantus Capital since September 2005. From April 2001 to September 2005, he was Managing Director and Manager, Corporate Bond Research, Dain Rauscher, Inc.

IVY FUNDS

Supplement dated November 21, 2013 to the

Ivy Funds Prospectus dated July 31, 2013

and as supplemented October 2, 2013 and November 6, 2013

The following replaces the “Portfolio Manager” section for Ivy High Income Fund on page 54:

Portfolio Manager

William M. Nelson, Senior Vice President of IICO, has managed the Fund since November 2013.

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The following replaces the “The Management of the Funds – Portfolio Management” section for Ivy High Income Fund on page 202:

Ivy High Income Fund: William M. Nelson is primarily responsible for the day-to-day management of Ivy High Income Fund. He has held his Fund responsibilities since November 2013. Mr. Nelson is Senior Vice President of IICO and WRIMCO, Vice President of the Trust, and portfolio manager for other investment companies for which IICO or WRIMCO serve as investment manager. He has been an employee of WRIMCO since January 1995. Mr. Nelson earned a BS in business administration from Bucknell University in Lewisburg, Pennsylvania, and an MBA in finance and marketing from the University of Connecticut.

IVY FUNDS

Supplement dated October 2, 2013 to the

Ivy Funds Prospectus

dated July 31, 2013

The following replaces the “Portfolio Manager” section on page 76 for Ivy European Opportunities Fund:

Portfolio Manager

Robert E. Nightingale, Vice President of IICO, has managed the Fund since October 2013.

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The following replaces the disclosure regarding the management of Ivy European Opportunities Fund in the “Portfolio Management” section on pages 201-202:

Ivy European Opportunities Fund: Robert E. Nightingale is primarily responsible for the day-to-day management of Ivy European Opportunities Fund. He has held his Fund responsibilities since October 2013. He is also a co-portfolio manager for Ivy Global Equity Income Fund, and his biographical information is listed in the disclosure for Ivy Global Equity Income Fund.